                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

AGREEMENT made by and between The A Consulting Team, Inc. ("Employer") with a principal place of business at 200 Park Avenue South, New York, NY 10003, and the employee ("Employee") named in Attachment A attached hereto and expressly made a part hereof. In the event that any part of this Employment Agreement and any part of Attachment A hereto shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

Employer desires to employ Employee and Employee desires to be employed by Employer in connection with certain aspects of Employer's business under certain terms and conditions.

In connection with such employment, Employee may be given access to, generate, or otherwise come into contact with certain proprietary, confidential information of Employer or clients of Employer.

Since Employer is a publicly traded company, and for other reasons, in the interests of preserving the assets of Employer, Employer desires and Employee agrees to prevent the dissemination or misuse of such information.

In consideration of Employee's continued employment, and in consideration of the mutual promises set forth in this Agreement, the parties hereto mutually agree as follows:

1. TERMS OF EMPLOYMENT

This Agreement is an "at-will" employment agreement. Accordingly, either Employer or Employee can terminate the relationship at will, with or without cause, at any time, so long as there is no violation of applicable federal, state or local law. Employer hereby employs or continues to employ Employee and Employee hereby accepts employment, upon the terms and conditions contained herein and at a compensation and under such additional terms and conditions as may be set forth in Attachment A, which is expressly made a part hereof. Employee also expressly agrees to be bound by Employer's standards of performance as required from time to time.

This Agreement shall commence on the start date indicated in Attachment A and shall remain in effect for an indefinite time until terminated by one party giving the other party advance notice of any intended termination. The Employee shall give the Employer notice of termination at least ten (10) working days in advance. The length of the advance notice for the Employer shall be determined by Employer's severance policy and procedure. At Employer's sole option, instead of providing advance notice, Employer may pay Employee the base salary equivalent for a certain number of days based on Employer's severance policy and procedure.

However, if termination by Employer is for cause, Employer shall have the right to terminate this Agreement immediately without prior notice, and Employee will be paid only up to the last day worked. While employed by Employer, Employee shall devote Employee's full working time to Employer's affairs and shall faithfully and diligently serve Employer's interests.

2. REIMBURSEMENT OF EXPENSES

Employer shall reimburse Employee for "out of pocket" expenses in accordance with Employer policies and procedures in effect from time to time. All "out of pocket" expenses must be pre-approved by Employer, and must be evidenced by receipts or similar documentation.

4. CONFIDENTIALITY

Employee recognizes, acknowledges and agrees that the computer systems, including specifications, programs and documentation, the methods and data which Employer owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and the property of Employer. Employee also recognizes that Employer's customer lists, consultant lists, supplier lists, proposals, job openings, projects and procedures, and other information and property are confidential and are the property of Employer. Employee further recognizes, acknowledges and agrees that in order to enable Employer and Employee to perform services for its clients, those clients may furnish to Employer or Employee confidential information concerning client business affairs, property, methods of operation or other data; that the goodwill afforded to Employer depends upon, among other things, Employer and all of its employees keeping such services and information confidential. All of the aforementioned materials and information including that relating to Employer's systems and information and Employer's clients and their systems and information, will be referred to below as "Proprietary Information".

5. NON-DISCLOSURE

Employee agrees that, except as directed by Employer, in the ordinary course of Employer's business, Employee will not at any time, whether during or after Employee's employment with Employer, disclose to any person or for any use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. If it appears that Employee has disclosed (or threatened or threatens to disclose) Proprietary Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Proprietary Information, or from providing any services to any party to whom such Proprietary Information has been or may be disclosed. Employer shall not be prohibited by this provision from pursuing any and all remedies, including but not limited to a claim for losses and damages.

6. POSSESSION

Employee agrees that upon request by Employer, and in any event upon termination of Employee's employment, Employee shall turn over to Employer all documents, papers or other material in Employee's possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to Employer and all copies of software obtained from Employer shall be either returned to Employer or, as appropriate, permanently deleted. Upon termination of Employee's employment with Employer, Employee agrees to pay in full any amount owed to Employer, including but not limited to moneys loaned by Employer to Employee. In addition, all computer hardware and software, electronic devices or other property and equipment loaned to Employee by Employer or by a client must be returned immediately.

7. OWNERSHIP

Employee hereby agrees to assign to Employer or client, as required, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to Employer or client, or with the use of the time, material or facilities of Employer or client or relating to any actual or anticipated business, research, development, product, service or activity of Employer or client known to Employee while employed at Employer, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of Employer or client, whether or not such work was performed prior to the effective date of this Agreement.

8. NON-COMPETITION

Until the expiration of one (1) year after the date on which Employee's employment with Employer terminates for any reason, Employee shall not engage, directly or indirectly, or through any corporation or association, in any business, enterprise or employment which directly solicits business, performs services or delivers goods that are competitive to those of Employer to any client to whom Employee has provided consulting or other services through Employer. Employer and Employee agree that this covenant is fair and reasonable, because the confidential and sensitive nature and value of the Proprietary Information and because the use of, or even the likelihood or the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to Employer, or to clients of Employer. However, in the event a court should decline to enforce the foregoing provision, Employee and Employer agree that this provision should be modified to restrict Employee's competition with Employer to the maximum extent enforceable.

Employee further acknowledges and agrees that, for a period of one (1) year following termination of employment with TACT (the "Restrictive Period"), Employee will not solicit for employment or cause others to solicit for employment, any person who is employed by Employer or its clients before or during the term of the Restrictive Period.

9. INJUNCTIVE RELIEF

Employee acknowledges that disclosure of any Proprietary Information by Employee or breach by Employee of the covenant not to compete herein will give rise to irreparable injury to Employer or to clients of Employer. Employee also agrees that this injury to Employer, or client(s) of Employer, would be inadequately compensated in money damages alone. Accordingly, Employer or, where appropriate the client of Employer, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction would not prevent Employee from earning a reasonable livelihood since Employee's experience and capabilities would be such that Employee will be able to obtain employment in business activities not restricted by this Agreement.

10. GENERAL

Employee represents and warrants that Employee's entering into, execution and performance of this Agreement shall not violate any agreement or contract which Employee may have entered into or any obligation which Employee may be under, and Employee expressly agrees to be liable for and hold Employer harmless with regard to any breach of the foregoing warranty.

This Agreement, in conjunction with Attachment A, contains the entire understanding between Employer and Employee relating to the subject matter of employment generally.

This Agreement shall by governed by and construed in accordance with the laws of the State of New York and may be modified only by a writing signed by both parties. Both parties hereby consent to and waive any objection to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement.

If any provision of this Agreement shall be held invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. The provisions of paragraphs 4 through 10 of this Agreement shall survive any termination of employment.



ACCEPTED AND AGREED:

Employer                                      Employee


/s/ Daniel McGurn                             /s/ Michael Prude
--------------------------------              --------------------------------
By:                                           Signature


Assistant Secretary                           10/12/98
--------------------------------              --------------------------------
Title:                                        Date:


October 12, 1998
--------------------------------              --------------------------------
Date:



Employment Agreement (Revised 8-7-98)

                      ATTACHMENT A TO EMPLOYMENT AGREEMENT
                      ------------------------------------

This Attachment ("Attachment A") is attached to and is expressly made a part of the Employment Agreement entered into by and between the Employer and Employee (defined therein and more fully defined or described below). The additional terms and conditions included in this Attachment A are intended to supplement and further define the terms and conditions of the at-will relationship between Employer and Employee.

In the event that any part of this Attachment A and any part the Employment Agreement shall be in conflict, then the conflicting term(s) of the Attachment A shall prevail.

BY SIGNING BELOW, EMPLOYEE AGREES THAT INCREASES IN THE RATE OF COMPENSATION WILL NOT REQUIRE AN AMENDMENT TO THE EMPLOYMENT AGREEMENT OR THIS ATTACHMENT A.


Employer:                  The A Consulting Team, Inc.

Employee:                  Michael Prude

Position:                  Director of Technical Practices

Start Date:                September 16, 1998

Base Salary:               $6666.67 paid twice monthly according to the
                           Employer's regular payroll schedule and policies.

Special Terms:             Section 2. Terms of Employment: the severance
                           provision has been modified to provide for severance pay based on Employee's position and length of service to the Company, according to TACT policy and procedure.

                           Employee may be eligible to receive a bonus, at the sole discretion of Employer, in consideration of Employee's performance, based upon Employer's policy and procedure.

                           Employee may be eligible to receive an award, in consideration of Employee's performance, pursuant to a Stock Option Award Program that may be in effect from time to time, at the sole discretion of Employer, based upon Employer's policy and procedure.


ACCEPTED AND AGREED:

Employer                                 Employee


/s/ Daniel McGurn                        /s/ Michael Prude
--------------------------------         --------------------------------------
By:                                      Signature


Assistant Secretary                      10/12/98
--------------------------------         --------------------------------------
Title:                                   Date:


October 12, 1998                         163 DeKalb Avenue, Brooklyn, NY 11217
--------------------------------         --------------------------------------
Date:                                    Address:


EA A REV. 8110198

      T A C T (R)                                     200 Park Avenue South
---------------------------                           New York, NY 10003
THE A CONSULTING TEAM, INC.                           212 979 8228
                                                      212 979 8272 fax











           January 7, 2005


           Mr. Michael Prude
           Chief Technology Officer
           The A Consulting Team, Inc.
           200 Park Avenue South
           New York, NY 10003



           Dear Mr. Prude:


           The purpose of this letter agreement between you (Employee) and The A Consulting Team, Inc. (TACT or the Company) is to define the terms of any severance you may be entitled to in the event of a change of control of TACT.



           For purposes of this Agreement, "change of control "shall mean a direct change in the ownership or control of Company by purchase, merger, consolidation, reorganization, lease, exchange, transfer or sale of all or substantially all of the assets and/or outstanding stock of Company, or any combination of the foregoing transactions.


           Either party may terminate the Employee's employment with the Company, with or without cause and for any reason whatsoever, by giving ten (10) days prior notice to the other party. In the event the Company terminates Employee without Cause within the first eighteen months of a change of control, Employee shall be entitled to receive as severance an amount equal to twelve (12) months of Employee's then current base salary. For purposes of this agreement, "Cause" shall mean: (a) Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to Company or any of Company's assets or businesses, (b) Employee's conviction of, or pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude and involving activity related to the affairs of Company, or (c) any other material breach by Employee of his duties and responsibilities that remains uncured for thirty (30) days after written notice thereof is given to Employee. In the event Company terminates the Employment Period for Cause, Company's sole obligation is to pay Employee for that period actually worked by Employee.

           Please indicate your acceptance of this agreement by signing below.

           Regards:


           /s/ Shmuel BenTov
           -----------------
           Shmuel BenTov
           Chief Executive Officer and President

           Agreed to by:

           /s/ Michael Prude
           -----------------
           Michael Prude

           1/7/05

           Date: